Exhibit 99.(h)(7)

AMENDMENT TO THE
AMENDED AND RESTATED TRANSFER AGENCY AND SERVICE AGREEMENT

AMENDMENT  made as of  the 26th day of August, 2019 is made to the Amended and Restated Transfer Agency and Service Agreement dated July 1, 2013, as amended (the "Agreement"), by and between each investment company identified on Exhibit A of the Agreement (individually the " Fund " and collectively the " Funds ") and John Hancock Signature Services, Inc. ("JHSS").

WHEREAS , the parties to the Agreement desire to amend Exhibit A contained in the Agreement.

NO W, THEREFORE, in consideration of the mutual covenants hereinafter set forth. and intending to be legally bound. the parties agree the Agreement shall be amended as follows:

I.	CHANGE IN Exhibit A:

Exhibit A of the Agreement is hereby amended and restated to add John Hancock Alternative Risk Premia Fund, a series of John Hancock Investment Trust , and John Hancock Short Duration Bond Fund, a series of John Hancock Bond Trust.

2.	EFFECTIVE DATE

This Amendment shall become effective as of date first mentioned above.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby , all of the term s and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

IN WITNESS W HEREOF , the parties hereto have caused this Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, a of the day and year first above written.

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On Behalf or each Fund and Portfolio		John Hancock Signature Services, Inc.
Listed on Exhibit A of the Agreement

By:	/s/Andrew G. Arnott	By:	/s/Jeffrey H. Long
	Andrew G. Arnott		Jeffrey H. Long
	President		Vice President and Chief Financial Officer

Exhibit A
List of Funds and Portfolios

John Hancock Bond Trust
John Hancock ESG Core Bond Fund
John Hancock Global Conservative Absolute Return Fund
John Hancock Global Short Duration Credit Fund
John Hancock Government Income Fund John
Hancock High Yield Fund
John Hancock Investment Grade Bond Fund
John Hancock Short Duration Bond Fund

John Hancock California Tax-Free Income Fund
John Hancock California Tax-Free Income Fund

John Hancock Capital Series
John Hancock Classic Value Fund
John Hancock U.S. Global Leaders Growth Fund

John Hancock Current Interest
John Hancock Money Market Fund

John Hancock Investment Trust
John Hancock Alternative Risk Premia Fund
John Hancock Balanced Fund
John Hancock Diversified Macro Fund
John Hancock Disciplined Value International Fund
John Hancock Emerging Markets Equity Fund
John Hancock Enduring Assets Fund
John Hancock ESG All Cap Core Fund
John Hancock ESG International Equity Fund
John Hancock ESG Large Cap Core Fund
John Hancock Fundamental Large Cap Core Fund
John Hancock Global Focused Strategies Fund John
Hancock Global Thematic Opportunities Fund John
Hancock International Dynamic Growth Fund
John Hancock Seaport Long/Short Fund
John Hancock Small Cap Core Fund
John Hancock Value Equity Fund
John Hancock Investment Trust II
John Hancock Financial Industries Fund John
Hancock Regional Bank Fund

John Hancock Investment Trust III
John Hancock Greater China Opportunities Fund

John Hancock Municipal Securities Trust
John Hancock High Yield Municipal Bond Fund
John Hancock Tax-Free Bond Fund

John Hancock Sovereign Bond
John Hancock Bond Fund

John Hancock Strategic Series
John Hancock Income Fund

John Hancock Funds II
Absolute Return Currency Fund
Alternative Asset Allocation Fund
Asia Pacific Total Return Bond Fund
Blue Chip Growth Fund
Diversified Strategies Fund
Emerging Markets Fund
Emerging Markets Debt Fund
Equity Income Fund
Floating Rate Income Fund
Fundamental Global Franchise Fund
Fundamental All Cap Core Fund
Fundamental Large Cap Value Fund
Global Absolute Return Strategies
Fund Global Equity Fund
Income Allocation Fund
International Small Company Fund
Multi-Index Lifestyle Aggressive Portfolio
Multi-Index Lifestyle Balanced Portfolio
Multi-Index Lifestyle Conservative
Portfolio Multi-Index Lifestyle Growth
Portfolio Multi-Index Lifestyle Moderate
Portfolio Multimanager Lifestyle
Aggressive Portfolio Multimanager
Lifestyle Balanced Portfolio
Multimanager Lifestyle Conservative Portfolio
Multimanager Lifestyle Growth Portfolio
Multimanager Lifestyle Moderate Portfolio
Multi-Index 2060 Lifetime Portfolio
Multi-Index 2055 Lifetime Portfolio
Multi-Index 2050 Lifetime Portfolio
Multi-Index 2045 Lifetime Portfolio
Multi-Index 2040 Lifetime Portfolio
Multi- Index 2035 Lifetime Portfolio
Multi-Index 2030 Lifetime Portfolio
Multi-Index 2025 Lifetime Portfolio
Multi-Index 2020 Lifetime Portfolio
Multi-Index 2015 Lifetime Portfolio
Multi-Index 20 IO Lifetime Portfolio
Multi-Index 2060 Preservation Portfolio
Multi-Index 2055 Preservation Portfolio
Multi-Index 2050 Preservation Portfolio
Multi-Index 2045 Preservation Portfolio
Multi-Index 2040 Preservation Portfolio
Multi-Index 2035 Preservation Portfolio

Multi-Index 2030 Preservation Portfolio
Multi-Index 2025 Preservation Portfolio
Multi-Index 2020 Preservation Portfolio
Multi-Index Income Preservation
Portfolio Multimanager 2060 Lifetime
Portfolio Multimanager 2055 Lifetime
Portfolio Multimanager 2050 Lifetime
Portfolio Multimanager 2045 Lifetime
Portfolio Multimanager 2040 Lifetime
Portfolio Multimanager 2035 Lifetime
Portfolio Multimanager 2030 Lifetime
Portfolio Multimanager 2025 Lifetime
Portfolio Multimanager 2020 Lifetime
Portfolio Multi manager 2015 Lifetime
Portfolio Multimanager 20 IO Lifetime
Portfolio New Opportunities Fund
Redwood Fund
Retirement Income 2040 Fund
Short Duration Credit Opportunities Fund
Small Cap Growth Fund
Small Cap Value Fund
Spectrum Income Fund
Strategic Income Opportunities Fund
Technical Opportunities Fund
U.S. Growth Fund

John Hancock Funds III
John Hancock Disciplined Value Fund
John Hancock Disciplined Value Mid Cap Fund
John Hancock Global Shareholder Yield Fund
John Hancock International Growth Fund
John Hancock International Value Equity Fund
John Hancock Strategic Growth Fund